Exhibit 99.1

List of Filing Subsidiaries

1.	Lawter International Inc.

2.	Hexion CI Holding Company (China) LLC

3.	Hexion Nimbus Inc.

4.	Hexion Nimbus Asset Holdings LLC

5.	Hexion Deer Park LLC

6.	Hexion VAD LLC

7.	Hexion 2 U.S. Finance Corp.

8.	Hexion HSM Holdings LLC

9.	Hexion Investments Inc.

10.	Hexion International Inc.

11.	North American Sugar Industries Incorporated

12.	Cuban-American Mercantile Corporation

13.	The West India Company

14.	NL Coop Holdings LLC

15.	Hexion Nova Scotia Finance, ULC